Exhibit 99.1

CVR Partners Announces First Quarter 2020 Results

SUGAR LAND, Texas (May 6, 2020) – CVR Partners, LP (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (UAN) solution fertilizer products, today announced a net loss of $21 million, or 18 cents per common unit, on net sales of $75 million for the first quarter 2020, compared to a net loss of $6 million, or 5 cents per common unit, on net sales of $92 million for the first quarter 2019. EBITDA was $11 million for the first quarter of 2020, compared to $26 million for the first quarter of 2019.

“CVR Partners has successfully maintained safe and reliable operations while delivering nitrogen fertilizer on a timely basis to our customers despite the COVID-19 outbreak,” said Mark Pytosh, Chief Executive Officer of CVR Partners’ general partner.

“After experiencing poor weather conditions for fertilizer application during the past 18 months, the Midwest enjoyed warm, dry conditions in April,” Pytosh said. “As a result, we have seen strong shipments of nitrogen fertilizer for the spring application. Despite volatility in commodity markets due to the impacts of COVID-19, we expect planted corn acres to increase this year to between 92 million and 95 million acres, up from 89.7 million acres in 2019.

“In addition, the Board of Directors of CVR Partners’ general partner has authorized us to repurchase up to $10 million in CVR Partners’ common units as we believe our units are significantly undervalued,” Pytosh concluded.

Consolidated Operations

For the first quarter of 2020, CVR Partners’ average realized gate prices for UAN showed a reduction over the prior year, down 25 percent to $166 per ton, and ammonia was down 28 percent over the prior year to $264 per ton. Average realized gate prices for UAN and ammonia were $222 per ton and $367 per ton, respectively, for the first quarter 2019.

CVR Partners’ fertilizer facilities produced a combined 201,000 tons of ammonia during the first quarter of 2020, of which 78,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 317,000 tons of UAN. In the first quarter of 2019, the fertilizer facilities produced 179,000 tons of ammonia, of which 41,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 335,000 tons of UAN.

Distributions

CVR Partners will not pay a cash distribution for the first quarter 2020. CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, use of cash, and cash reserves deemed necessary or appropriate by the Board of Directors of its general partner.

On May 6, 2020, the Board of Directors of the Partnership’s general partner authorized a unit repurchase program (the “Unit Repurchase Program”). The Unit Repurchase Program would enable the Partnership to repurchase up to $10 million of its common units, giving the Partnership another potential mechanism for returning cash to unitholders. Unit repurchases may be made from time-to-time through open market transactions, block trades, privately negotiated transactions, or otherwise and are subject to market conditions, as well as corporate, regulatory, and other considerations. This Unit Repurchase Program does not obligate the Partnership to acquire any common units and may be cancelled or terminated by our general partner’s Board of Directors at any time.

First Quarter 2020 Earnings Conference Call

CVR Partners previously announced that it will host its first quarter 2020 Earnings Conference Call on Thursday, May 7, at 11 a.m. Eastern. The Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The first quarter 2020 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/zxq29y7a. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13701952.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: impacts of COVID-19 on the Company and the economy including volatility in commodity markets; distributions including the timing, payment and amount (if any) thereof; operating performance, finished product pricing, capital expenditures, use of cash and reserves; purchase under the Unit Repurchase Program (if any); demand for spring nitrogen fertilizer application; planted corn acreage; ammonia utilization rates; impacts of turnarounds and turnaround expenses; direct operating expenses; depreciation and amortization; inventories; continued safe and reliable operations; timing of delivery; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) impacts of planting season on our business, general economic and business conditions and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

For further information, please contact:

Investor Contact:
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations:
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

Effective January 1, 2020, the Partnership no longer presents the non-GAAP performance measure of Adjusted EBITDA, as management no longer relies on this financial measure when evaluating the Partnership’s performance and does not believe it enhances the users understanding of its financial statements in a useful manner.

The following are non-GAAP measures that continue to be presented for the period ended March 31, 2020:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Reconciliation of Net Cash Provided By Operating Activities to EBITDA - Net cash provided by operating activities reduced by (i) interest expense, net, (ii) income tax expense (benefit), (iii) change in working capital, and (iv) other non-cash adjustments.

Available Cash for Distribution - EBITDA reduced for cash reserves established by the board of directors of our general partner for (i) debt service, (ii) maintenance capital expenditures, and, to the extent applicable, (iii) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any, in its sole discretion. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining industry, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Refer to the “Non-GAAP Reconciliations” section included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Partners, LP
(all information in this release is unaudited)

Financial and Operational Data

	Three Months Ended March 31,
(in thousands, except per unit data)	2020	2019
Consolidated Statement of Operations Data
Net sales (1)	$75,080	$91,873
Operating costs and expenses:
Cost of materials and other	23,991	23,730
Direct operating expenses (exclusive of depreciation and amortization)	35,123	34,820
Depreciation and amortization	15,597	16,584
Cost of sales	74,711	75,134
Selling, general and administrative expenses	5,354	6,846
Loss on asset disposals	(13)	454
Operating (loss) income	(4,972)	9,439
Other (expense) income:
Interest expense, net	(15,783)	(15,650)
Other income, net	27	20
Net loss before income taxes	(20,728)	(6,191)
Income tax expense (benefit)	7	(112)
Net loss	$(20,735)	$(6,079)

Basic and diluted loss per unit data	$(0.18)	$(0.05)
Distributions declared per unit data	—	0.12

EBITDA*	$10,652	$26,043
Available Cash for Distribution*	(5,919)	7,849

Weighted-average common units outstanding - basic and diluted	113,283	113,283

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)        Below are the components of net sales:

	Three Months Ended March 31,
(in thousands)	2020	2019
Reconciliation to net sales:
Fertilizer sales	$64,694	$82,087
Freight in revenue	7,722	8,018
Other	2,664	1,768
Total net sales	$75,080	$91,873

Selected Balance Sheet Data

(in thousands)	March 31, 2020	December 31, 2019
Cash and cash equivalents	$58,014	$36,994
Working capital	40,658	49,429
Total assets	1,133,974	1,137,955
Total long-term debt	633,315	632,406
Total liabilities	735,281	718,411
Total partners’ capital	398,693	419,544

Selected Cash Flow Data

	Three Months Ended March 31,
(in thousands)	2020	2019
Net cash flow provided by (used in):
Operating activities	$27,707	$51,924
Investing activities	(6,662)	(3,500)
Financing activities	(25)	(13,594)
Net increase in cash and cash equivalents	$21,020	$34,830

Capital Expenditures

	Three Months Ended March 31,
(in thousands)	2020	2019
Maintenance capital expenditures	$4,139	$2,817
Growth capital expenditures	1,454	15
Total capital expenditures	$5,593	$2,832

Key Operating Data

Ammonia Utilization Rates (1)
	Two Years Ended March 31,
(capacity utilization)	2020	2019
Consolidated	93%	92%
Coffeyville	93%	94%
East Dubuque	93%	91%

(1)Reflects our ammonia utilization rates on a consolidated basis and at each of our facilities. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization on a two-year rolling average to take into account the impact of our current turnaround cycles on any specific period. The two-year rolling average is a more useful presentation of the long-term utilization performance of our plants. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended March 31,
	2020	2019
Consolidated sales (thousand tons):
Ammonia	54	36
UAN	284	288

Consolidated product pricing at gate (dollars per ton) (1):
Ammonia	$264	$367
UAN	166	222

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	201	179
Ammonia (net available for sale) (2)	78	41
UAN	317	335

Feedstock:
Petroleum coke used in production (thousand tons)	125	132
Petroleum coke used in production (dollars per ton)	$44.68	$37.70
Natural gas used in production (thousands of MMBtus) (3)	2,141	1,440
Natural gas used in production (dollars per MMBtu) (3)	$2.42	$3.83
Natural gas in cost of materials and other (thousands of MMBtus) (3)	1,418	1,008
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$2.80	$3.87

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended March 31,
	2020	2019
Ammonia - Southern plains (dollars per ton)	$272	$427
Ammonia - Corn belt (dollars per ton)	364	497
UAN - Corn belt (dollars per ton)	169	229

Natural gas NYMEX (dollars per MMBtu)	$1.87	$2.88

Q2 2020 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the second quarter of 2020. See “Forward-Looking Statements” above.

	Q2 2020
	Low	High
Ammonia utilization rates (1)
Consolidated	95%	100%
Coffeyville	95%	100%
East Dubuque	95%	100%

Direct operating expenses (2) (in millions)	$35	$40

Total capital expenditures (3) (in millions)	$6	$10

(1)Ammonia utilization rates exclude the impact of Turnarounds.
(2)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(3)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations

Reconciliation of Net Loss to EBITDA

	Three Months Ended March 31,
(in thousands)	2020		2019
Net loss	$(20,735)	0	$(6,079)
Add:
Interest expense, net	15,783		15,650
Income tax (benefit)	7		(112)
Depreciation and amortization	15,597		16,584
EBITDA	$10,652		$26,043

Reconciliation of Net Cash Provided By Operating Activities to EBITDA

	Three Months Ended March 31,
(in thousands)	2020	2019
Net cash provided by operating activities	$27,707	$51,924

Add:
Interest expense, net	15,783	15,650
Income tax (benefit)	7	(112)
Change in working capital	(32,060)	(39,099)
Other non-cash adjustments	(785)	(2,320)
EBITDA	$10,652	$26,043

Reconciliation of EBITDA to Available Cash for Distribution

	Three Months Ended March 31,
(in thousands)	2020	2019
EBITDA	$10,652	$26,043
Current reserves for amounts related to:
Debt service	(14,999)	(14,827)
Maintenance capital expenditures	(4,139)	(3,367)
Other:
Release of previously established cash reserves	2,567	—
Available Cash for Distribution (1) (2)	$(5,919)	$7,849

Common units outstanding (in thousands)	113,283	113,283

(1)Amount represents the cumulative Available Cash based on year-to-date results. However, Available Cash for distribution is calculated quarterly, with distributions (if any) being paid in the period following declaration.
(2)The Partnership paid no cash distributions for the fourth quarter of 2019 during the first quarter of 2020.